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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                      SEPTEMBER  RESULTS VS. PLAN                 Page 1 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)
                            September, 1997          Fiscal 1997 Year-to-Date
                      --------------------------  -----------------------------
                                           Last                           Last
                       Actual  Plan (a)     Yr      Actual  Plan (a)      Yr
                      -------- -------- --------  --------- --------- ---------
INCOME SUMMARY:
Net Sales              $193.0   $191.4   $189.3   $1,285.3  $1,303.6  $1,280.6

FIFO  Margin     $       52.9     52.0     51.1      358.0     352.3     346.1
      Margin     %       27.4%    27.2%    27.0%      27.9%     27.0%     27.0%

Total Expenses          (51.9)   (51.9)   (50.6)    (360.1)   (362.6)   (352.8)

Other Income              2.8      2.9      2.9       17.8      17.7      17.7
                      -------- -------- --------  --------- --------- ---------
EBITDA                    3.8      3.0      3.4       15.7       7.4      11.0

Dep and Amort (net)      (0.8)    (0.8)    (0.5)      (4.9)     (5.1)     (3.3)
Net Interest Expense     (1.3)    (1.9)    (2.1)      (8.0)     (9.6)    (13.3)
Other Income (Expense)      -        -     (0.1)      (0.1)        -       0.2
Non-Cash Income Tax
  (Provision) Benefit    (0.6)    (0.1)    (0.2)      (0.9)      2.5       1.6
                      -------- -------- --------  --------- --------- ---------
Net Income (Loss)        $1.1     $0.2     $0.5       $1.8     ($4.8)    ($3.8)
                      ======== ======== ========  ========= ========= =========


                                                     Balance at End of Period
                                                  -----------------------------
                                                                        Last
                                                   Actual   Plan (a)     Yr
                                                  --------- --------- ---------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                            $18.0     $21.9     $20.5
Merchandise Inventories, LIFO                        540.9     535.0     522.9
Other Current Assets                                  50.3      47.6      50.5
                                                  --------- --------- ---------
      Total Current Assets                           609.2     604.5     593.9
Net Fixed Assets                                      79.3      78.8      63.1
Other Long-Term Assets                                 8.0       4.1       4.9
                                                  --------- --------- ---------
      Total Assets                                  $696.5    $687.4    $661.9
                                                  ========= ========= =========

Trade Accounts Payable                              $204.2    $181.5    $171.7
Short-Term Debt (Revolver)                           124.2     155.0     144.1
Other Current Liabilities                            160.1     159.2     164.9
                                                  --------- --------- ---------
      Total Current Liabilities                      488.5     495.7     480.7

Long-Term Debt                                         9.5       9.3      12.7
Other Long-Term Liabilities                           35.6      31.5      33.1

Unfavorable Lease Liability                           15.8      15.3      17.6
Fresh-start Excess Net Assets (Negative Goodwill)     32.2      32.2      38.3

Paid-In-Capital                                       93.5      88.5      81.0
Retained Earnings (Deficit)                           21.4      14.9      (1.5)
                                                  --------- --------- ---------
      Total Stockholders' Equity                     114.9     103.4      79.5
                                                  --------- --------- ---------
      Total Liabilities & Equity                    $696.5    $687.4    $661.9
                                                  ========= ========= =========

  (a) As reported on Form 8-K dated August 7, 1997.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on sale of properties.


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